Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2022

ATLANTA, GA (October 21, 2022) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $16.9 million, or $0.66 per diluted share, for the third quarter of 2022, compared to $16.1 million, or $0.63 per diluted share, for the second quarter of 2022, and $16.9 million, or $0.66 per diluted share, for the third quarter of 2021. For the nine months ended September 30, 2022, the Company reported net income of $52.4 million, or $2.04 per diluted share, compared to $44.3 million, or $1.71 per diluted share, for the same period in 2021.

Third Quarter 2022 Highlights:

●	Annualized return on average assets was 2.07%, compared to 2.16% for the second quarter of 2022 and 2.61% for the third quarter of 2021.
●	Annualized return on average equity was 20.56%, compared to 20.65% for the second quarter of 2022 and 25.23% for the third quarter of 2021.
●	Efficiency ratio of 36.4%, compared to 37.6% for the second quarter of 2022 and 34.8% for the third quarter of 2021.
●	Total assets increased by $180.6 million, or 5.7%, to $3.35 billion from the previous quarter.
●	Total loans increased by $208.3 million, or 7.5%, to $2.98 billion from the previous quarter.
●	Total deposits increased by $173.8 million, or 7.3%, to $2.57 billion from the previous quarter
●	Annualized net charge-off to average loans for the quarter was 0.00%, compared to 0.00% for both the second quarter of 2022 and the third quarter of 2021.

Results of Operations

Net Income

Net income was $16.9 million for the third quarter of 2022, an increase of $793,000, or 4.9%, from $16.1 million for the second quarter of 2022. This increase was primarily due to a $1.7 million credit provision for loan losses recorded during the quarter, an increase in noninterest income of $448,000, and a decrease in noninterest expense of $431,000, offset by a decrease in net interest income of $432,000 and an increase in income tax expense of $1.4 million. Net income increased by $11,000, or 0.1%, in the third quarter of 2022 compared to net income of $16.9 million for the third quarter of 2021. This slight increase was due to an increase in net interest income of $1.6 million, a decrease in provision for loan losses of $4.3 million and a decrease in noninterest expense of $423,000, offset by a decrease in noninterest income of $4.4 million and an increase in provision for income taxes of $1.9 million.

Net Interest Income and Net Interest Margin

Interest income totaled $38.3 million for the third quarter of 2022, an increase of $5.3 million, or 16.0%, from the previous quarter, primarily due to a $276.0 million increase in average loan balances. We recognized Paycheck Protection Program (“PPP”) loan fee income of $145,000 during the third quarter of 2022 compared to $341,000 recognized during the second quarter of 2022. As compared to the third quarter of 2021, interest income for the third quarter of 2022 increased by $9.0 million, or 30.6%, primarily due to an increase in average loan balances of $650.7 million.

Interest expense totaled $8.5 million for the third quarter of 2022, an increase of $5.7 million, or 203.4%, from the previous quarter, primarily due to a 93 basis points increase in deposit costs and a 95 basis points increase in borrowing costs coupled with a $112.8 million increase in average interest-bearing deposits and a $128.6 million increase in average borrowings. As compared to the third quarter of 2021, interest expense for the third quarter of 2022 increased by $7.4 million, or 649.7%, due to a 120 basis points increase in deposit costs and a 135 basis points increase in borrowing costs coupled with a $486.5 million increase in average interest-bearing deposits and a $134.7 million increase in average borrowings.

The net interest margin for the third quarter of 2022 was 3.84% compared to 4.26% for the previous quarter, a decrease of 42 basis points. The yield on average interest-earning assets for the third quarter of 2022 increased by 29 basis points to 4.94% from 4.65% for the previous quarter, while the cost of average interest-bearing liabilities for the third quarter of 2022 increased by 95 basis points to 1.51% from 0.56% for the previous quarter. Average earning assets increased by $232.2 million from the previous quarter, primarily due to an increase in average loans of $276.0 million, offset by a decrease of $42.8 million in average interest-earning cash accounts. Average interest-bearing liabilities increased by $241.4 million from the previous quarter as average interest-bearing deposits increased by $112.8 million and average borrowings increased by $128.6 million.

As compared to the same period in 2021, the net interest margin for the third quarter of 2022 decreased by 73 basis points to 3.84% from 4.57%, primarily due to a 123 basis point increase in the cost of average interest-bearing liabilities of $2.24 billion, offset by a 19 basis point increase in the yield on average interest-earning assets of $3.08 billion. Average earning assets for the third quarter of 2022 increased by $631.2 million from the third quarter of 2021, primarily due to a $650.7 million increase in average loans. Average interest-bearing liabilities for the third quarter of 2022 increased by $621.2 million from the third quarter of 2021, driven by an increase in average interest-bearing deposits of $486.5 million and an increase in average borrowings of $134.7 million.

Noninterest Income

Noninterest income for the third quarter of 2022 was $5.1 million, an increase of $448,000, or 9.6%, from the second quarter of 2022, primarily due to a significant increase in Small Business Administration (“SBA”) servicing income and higher gains on sale of SBA loans as no SBA loans were sold during the second quarter of 2022, partially offset by lower mortgage loan fees, gains on sale of mortgage loans and mortgage servicing income. During the third quarter of 2022, we recorded a $111,000 fair value gain on our SBA servicing asset and no fair value impairment adjustment was recorded on our mortgage servicing asset.

Compared to the same period in 2021, noninterest income for the third quarter of 2022 decreased by $4.4 million, or 46.5%, primarily due to much lower gains on sale of SBA loans, mortgage loan fees and mortgage servicing income.

Noninterest Expense

Noninterest expense for the third quarter of 2022 totaled $12.7 million, a decrease of $431,000, or 3.3%, from $13.1 million for the second quarter of 2022. This decrease was primarily attributable to lower employee salaries, professional fees and FDIC deposit insurance premiums. Compared to the third quarter of 2021, noninterest expense during the third quarter of 2022 decreased by $423,000, or 3.2%, primarily due to lower salaries and commissions, occupancy expenses and bank security expenses, partially offset by higher communications expenses.

The Company’s efficiency ratio was 36.4% for the third quarter of 2022 compared to 37.6% and 34.8% for the second quarter of 2022 and third quarter of 2021, respectively. For the nine months ended September 30, 2022, the efficiency ratio was 35.2% compared with 35.6% for the same period in 2021.

Income Tax Expense

The Company’s effective tax rate for the third quarter of 2022 was 29.3%, compared to 26.0% for the second quarter of 2022 and 23.4% for the third quarter of 2021. The significant increase in the effective tax rate during the third quarter of 2022 was due to additional income tax expense of $1.4 million recorded during the quarter for the re-allocation of state income tax apportionment schedules for prior year’s tax returns.

Balance Sheet

Total Assets

Total assets were $3.35 billion at September 30, 2022, an increase of $180.6 million, or 5.7%, from $3.17 billion at June 30, 2022, and an increase of $598.2 million, or 21.8%, from $2.75 billion at September 30, 2021. The $180.6  million increase in total assets at September 30, 2022 compared to June 30, 2022 was primarily due to increases in loans of $208.3 million, other assets of $13.6 million and federal funds sold of $12.6 million, partially offset by a decrease in cash and due from banks of $56.0 million. The $598.2 million increase in total assets at September 30, 2022 compared to September 30, 2021 was primarily due to increases in loans of $616.6 million, federal funds sold of $13.4 million, equity securities of $9.5 million, bank owned life insurance of $9.6 million and other assets of $33.5 million, partially offset by a $86.9 million decrease in cash and due from banks.

Loans

Loans held for investment were $2.98 billion at September 30, 2022, an increase of $208.3 million, or 7.5%, compared to $2.77 billion at June 30, 2022, and an increase of $616.6 million, or 26.1%, compared to $2.36 billion at September 30, 2021. The increase in loans at September 30, 2022 compared to June 30, 2022 was primarily due to a $6.3 million increase in construction and development loans, a $27.5 million increase in commercial real estate loans and a $181.7 million increase in residential mortgages, offset by a $5.2 million decrease in commercial and industrial loans primarily due to PPP loan forgiveness. Included in commercial and industrial loans are PPP loans totaling $1.6 million as of September 30, 2022. PPP loans totaled $8.9 million as of June 30, 2022 and $42.0 million as of September 30, 2021. There were no loans classified as held for sale at September 30, 2022, June 30, 2022 or September 30, 2021.

Deposits

Total deposits were $2.57 billion at September 30, 2022, an increase of $173.8 million, or 7.3%, compared to total deposits of $2.40 billion at June 30, 2022, and an increase of $459.0 million, or 21.7%, compared to total deposits of $2.11 billion at September 30, 2021. The increase in total deposits at September 30, 2022 compared to June 30, 2022 was due to a $199.5 million increase in time deposits and a $5.6 million increase in money market accounts, offset by a $17.9 million decrease in noninterest-bearing demand deposits, a $7.4 million decrease in interest-bearing demand deposits and a $6.0 million decrease in savings accounts.

Noninterest-bearing deposits were $602.2 million at September 30, 2022, compared to $620.2 million at June 30, 2022 and $640.3 million at September 30, 2021. Noninterest-bearing deposits constituted 23.4% of total deposits at September 30, 2022, compared to 25.9% at June 30, 2022 and 30.3% at September 30, 2021. Interest-bearing deposits were $1.97 billion at September 30, 2022, compared to $1.78 billion at June 30, 2022 and $1.47 billion at September 30, 2021. Interest-bearing deposits constituted 76.6% of total deposits at September 30, 2022, compared to 74.1% at June 30, 2022 and 69.7% at September 30, 2021.

Asset Quality

The Company recorded a credit provision for loan losses of $1.7 million during the third quarter of 2022, compared to a $2.6 million provision expense during the third quarter of 2021. No provision for loan losses was recorded during the second quarter of 2022. The credit provision recorded during the third quarter of 2022 was due to the release of additional reserves allocated for the uncertainties in our loan portfolio caused by the ongoing COVID-19 pandemic. Annualized net charge-offs to average loans for the third quarter of 2022 was 0.00%, compared to 0.00% for both the second quarter of 2022 and third quarter of 2021. The Company is not required to implement the provisions of the current expected credit losses accounting standard issued by the Financial Accounting Standards Board in the Accounting Standards Update No. 2016-13 until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming assets totaled $32.5 million, or 0.97% of total assets, at September 30, 2022, a decrease of $1.5 million from $34.0 million, or 1.07% of total assets, at June 30, 2022, and an increase of $19.4 million from $13.1 million, or 0.47% of total assets, at September 30, 2021. The decrease in nonperforming assets at September 30, 2022 compared to June 30, 2022 was due to a $2.3 million decrease in nonaccrual loans and a $37,000 decrease in accruing troubled debt restructurings, offset by a $766,000 increase in other real estate owned.

Allowance for loan losses as a percentage of total loans was 0.50% at September 30, 2022, compared to 0.60% at June 30, 2022 and 0.69% at September 30, 2021. Allowance for loan losses as a percentage of nonperforming loans was 53.25% at September 30, 2022, compared to 54.79% and 189.44% at June 30, 2022 and September 30, 2021, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, including statements regarding the effects of the ongoing COVID-19 pandemic and related variants on our business and financial results and conditions, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: general business and economic conditions, particularly those affecting the financial services; the impact of the ongoing COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; higher inflation and its impacts; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the ongoing COVID-19 pandemic and related variants. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021	2022	2021
Selected income statement data:
Interest income	$38,297	$33,025	$31,953	$30,857	$29,324	$103,275	$77,884
Interest expense	8,509	2,805	1,300	1,236	1,135	12,614	3,336
Net interest income	29,788	30,220	30,653	29,621	28,189	90,661	74,548
Provision for loan losses	(1,703)	—	104	546	2,579	(1,599)	6,383
Noninterest income	5,101	4,653	7,656	7,491	9,532	17,410	26,312
Noninterest expense	12,688	13,119	12,179	12,512	13,111	37,986	35,912
Income tax expense	7,011	5,654	6,597	6,609	5,149	19,262	14,309
Net income	16,893	16,100	19,429	17,445	16,882	52,422	44,256
Per share data:
Basic income per share	$0.66	$0.63	$0.76	$0.69	$0.66	$2.06	$1.73
Diluted income per share	$0.66	$0.63	$0.76	$0.68	$0.66	$2.04	$1.71
Dividends per share	$0.15	$0.15	$0.15	$0.14	$0.12	$0.45	$0.32
Book value per share (at period end)	$13.76	$12.69	$12.19	$11.40	$10.84	$13.76	$10.84
Shares of common stock outstanding	25,370,417	25,451,125	25,465,236	25,465,236	25,465,236	25,370,417	25,465,236
Weighted average diluted shares	25,702,023	25,729,156	25,719,035	25,720,128	25,729,043	25,732,004	25,805,480
Performance ratios:
Return on average assets	2.07%	2.16%	2.52%	2.33%	2.61%	2.25%	2.59%
Return on average equity	20.56	20.65	26.94	24.80	25.23	22.57	23.09
Dividend payout ratio	22.75	23.85	19.76	20.52	18.24	21.98	18.64
Yield on total loans	5.11	4.95	5.00	4.93	5.16	5.03	5.19
Yield on average earning assets	4.94	4.65	4.34	4.32	4.75	4.65	4.79
Cost of average interest bearing liabilities	1.51	0.56	0.24	0.24	0.28	0.79	0.32
Cost of deposits	1.48	0.55	0.27	0.27	0.28	0.79	0.30
Net interest margin	3.84	4.26	4.16	4.15	4.57	4.08	4.59
Efficiency ratio(1)	36.37	37.62	31.79	33.71	34.76	35.15	35.61
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.00%	0.00%	0.06%	0.01%	0.00%	0.02%	0.00%
Nonperforming assets to gross loans and OREO	1.09	1.22	0.63	0.61	0.55	1.09	0.55
ALL to nonperforming loans	53.25	54.79	134.39	143.69	189.44	53.25	189.44
ALL to loans held for investment	0.50	0.60	0.66	0.67	0.69	0.50	0.69
Balance sheet and capital ratios:
Gross loans held for investment to deposits	116.21%	115.86%	105.72%	110.98%	112.15%	116.21%	112.15%
Noninterest bearing deposits to deposits	23.43	25.87	25.84	26.18	30.32	23.43	30.32
Common equity to assets	10.42	10.20	9.88	9.34	10.04	10.42	10.04
Leverage ratio	9.90	10.31	9.46	9.44	10.34	9.90	10.34
Common equity tier 1 ratio	16.18	16.70	17.24	16.76	16.61	16.18	16.61
Tier 1 risk-based capital ratio	16.18	16.70	17.24	16.76	16.61	16.18	16.61
Total risk-based capital ratio	16.94	17.60	18.22	17.77	17.64	16.94	17.64
Mortgage and SBA loan data:
Mortgage loans serviced for others	$550,587	$589,500	$605,112	$608,208	$669,358	$550,587	$669,358
Mortgage loan production	255,662	326,973	162,933	237,195	368,790	745,568	958,995
Mortgage loan sales	—	37,928	56,987	—	—	94,915	—
SBA loans serviced for others	489,120	504,894	528,227	542,991	549,818	489,120	549,818
SBA loan production	22,193	21,407	50,689	52,727	85,265	94,289	233,107
SBA loan sales	8,588	—	22,898	30,169	37,984	31,486	94,541

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$164,054	$220,027	$418,988	$432,523	$250,995
Federal funds sold	15,669	3,069	5,743	8,818	2,294
Cash and cash equivalents	179,723	223,096	424,731	441,341	253,289
Equity securities	10,452	10,778	11,024	11,386	993
Securities available for sale (at fair value)	19,978	21,394	23,886	25,733	16,507
Loans	2,978,318	2,770,020	2,512,300	2,505,070	2,361,705
Allowance for loan losses	(14,982)	(16,678)	(16,674)	(16,952)	(16,445)
Loans less allowance for loan losses	2,963,336	2,753,342	2,495,626	2,488,118	2,345,260
Loans held for sale	—	—	37,928	—	—
Accrued interest receivable	11,732	10,990	10,644	11,052	10,737
Federal Home Loan Bank stock	15,619	15,619	15,806	19,701	12,201
Premises and equipment, net	13,664	12,847	12,814	13,068	13,302
Operating lease right-of-use asset	8,835	8,518	8,925	9,338	9,672
Foreclosed real estate, net	4,328	3,562	3,562	3,618	4,374
SBA servicing asset, net	8,324	8,216	10,554	10,234	10,916
Mortgage servicing asset, net	4,975	6,090	6,925	7,747	8,593
Bank owned life insurance	68,697	68,267	67,841	59,437	59,061
Other assets	38,776	25,131	12,051	5,385	5,323
Total assets	$3,348,439	$3,167,850	$3,142,317	$3,106,158	$2,750,228

LIABILITIES
Noninterest-bearing deposits	$602,246	$620,182	$615,650	$592,444	$640,312
Interest-bearing deposits	1,968,607	1,776,826	1,766,491	1,670,576	1,471,515
Total deposits	2,570,853	2,397,008	2,382,141	2,263,020	2,111,827
Federal Home Loan Bank advances	375,000	375,000	380,000	500,000	300,000
Other borrowings	396	399	405	459	468
Operating lease liability	9,303	9,031	9,445	9,861	10,241
Accrued interest payable	1,489	703	207	204	208
Other liabilities	42,369	62,640	59,709	42,391	51,330
Total liabilities	$2,999,410	$2,844,781	$2,831,907	$2,815,935	$2,474,074

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	254	255	255	255	255
Additional paid-in capital	48,914	49,831	51,753	51,559	51,181
Retained earnings	279,475	266,426	254,165	238,577	224,711
Accumulated other comprehensive income (loss)	20,386	6,557	4,237	(168)	7
Total shareholders' equity	349,029	323,069	310,410	290,223	276,154
Total liabilities and shareholders' equity	$3,348,439	$3,167,850	$3,142,317	$3,106,158	$2,750,228

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021	2022	2021
Interest and dividend income:
Loans, including Fees	$37,263	$32,310	$31,459	$30,496	$29,127	$101,032	$77,355
Other investment income	1,011	711	492	360	196	2,214	525
Federal funds sold	23	4	2	1	1	29	4
Total interest income	38,297	33,025	31,953	30,857	29,324	103,275	77,884

Interest expense:
Deposits	6,964	2,384	1,139	1,069	968	10,487	2,879
FHLB advances and other borrowings	1,545	421	161	167	167	2,127	457
Total interest expense	8,509	2,805	1,300	1,236	1,135	12,614	3,336

Net interest income	29,788	30,220	30,653	29,621	28,189	90,661	74,548

Provision for loan losses	(1,703)	—	104	546	2,579	(1,599)	6,383

Net interest income after provision for loan losses	31,491	30,220	30,549	29,075	25,610	92,260	68,165

Noninterest income:
Service charges on deposit accounts	509	518	481	466	446	1,508	1,230
Other service charges, commissions and fees	2,676	3,647	2,159	3,015	4,147	8,482	11,422
Gain on sale of residential mortgage loans	—	806	1,211	—	—	2,017	—
Mortgage servicing income, net	(358)	(5)	101	95	132	(262)	(659)
Gain on sale of SBA loans	500	—	1,568	2,895	3,358	2,068	8,057
SBA servicing income, net	1,330	(1,077)	1,644	634	1,212	1,897	5,250
Other income	444	764	492	386	237	1,700	1,012
Total noninterest income	5,101	4,653	7,656	7,491	9,532	17,410	26,312

Noninterest expense:
Salaries and employee benefits	7,756	7,929	7,096	7,819	8,679	22,781	22,293
Occupancy	1,167	1,200	1,227	1,206	1,295	3,594	3,822
Data Processing	270	261	277	252	257	808	848
Advertising	158	126	150	148	131	434	393
Other expenses	3,337	3,603	3,429	3,087	2,749	10,369	8,556
Total noninterest expense	12,688	13,119	12,179	12,512	13,111	37,986	35,912

Income before provision for income taxes	23,904	21,754	26,026	24,054	22,031	71,684	58,565
Provision for income taxes	7,011	5,654	6,597	6,609	5,149	19,262	14,309
Net income available to common shareholders	$16,893	$16,100	$19,429	$17,445	$16,882	$52,422	$44,256

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$151,177	$903	2.37%	$193,955	$592	1.22%	$188,296	$111	0.23%
Investment securities	34,792	131	1.49	35,754	123	1.38	17,244	86	1.98
Total investments	185,969	1,034	2.21	229,709	715	1.25	205,540	197	0.38
Construction and development	38,636	530	5.44	32,647	414	5.09	53,871	727	5.35
Commercial real estate	601,370	9,905	6.53	575,917	8,403	5.85	507,039	7,648	5.98
Commercial and industrial	50,605	909	7.13	54,423	915	6.74	102,813	2,576	9.94
Residential real estate	2,201,186	25,885	4.67	1,952,730	22,545	4.63	1,577,276	18,144	4.56
Consumer and other	137	34	98.46	266	33	49.76	208	32	61.04
Gross loans(2)	2,891,934	37,263	5.11	2,615,983	32,310	4.95	2,241,207	29,127	5.16
Total earning assets	3,077,903	38,297	4.94	2,845,692	33,025	4.65	2,446,747	29,324	4.75
Noninterest-earning assets	158,579			146,669			123,888
Total assets	3,236,482			2,992,361			2,570,635
Interest-bearing liabilities:
NOW and savings deposits	186,459	338	0.72	197,460	102	0.21	115,775	59	0.20
Money market deposits	1,179,954	5,189	1.74	1,166,272	1,860	0.64	757,654	432	0.23
Time deposits	499,577	1,437	1.14	389,449	422	0.43	506,049	477	0.37
Total interest-bearing deposits	1,865,990	6,964	1.48	1,753,181	2,384	0.55	1,379,478	968	0.28
Borrowings	375,405	1,545	1.63	246,779	421	0.68	240,704	167	0.28
Total interest-bearing liabilities	2,241,395	8,509	1.51	1,999,960	2,805	0.56	1,620,182	1,135	0.28
Noninterest-bearing liabilities:
Noninterest-bearing deposits	599,902			611,763			600,388
Other noninterest-bearing liabilities	69,131			67,979			84,568
Total noninterest-bearing liabilities	669,033			679,742			684,956
Shareholders' equity	326,054			312,659			265,497
Total liabilities and shareholders' equity	$3,236,482			$2,992,361			$2,570,635
Net interest income		$29,788			$30,220			$28,189
Net interest spread			3.43			4.09			4.47
Net interest margin			3.84			4.26			4.57

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$247,348	$1,860	1.01%	$161,420	$260	0.22%
Investment securities	35,789	383	1.43	17,493	269	2.06
Total investments	283,137	2,243	1.06	178,913	529	0.40
Construction and development	33,985	1,322	5.20	47,380	1,874	5.29
Commercial real estate	575,664	26,195	6.08	496,957	22,069	5.94
Commercial and industrial	56,772	2,900	6.83	133,703	7,054	7.05
Residential real estate	2,021,332	70,504	4.66	1,315,043	46,254	4.70
Consumer and other	203	111	73.11	187	104	74.36
Gross loans(2)	2,687,956	101,032	5.03	1,993,270	77,355	5.19
Total earning assets	2,971,093	103,275	4.65	2,172,183	77,884	4.79
Noninterest-earning assets	149,157			115,784
Total assets	3,120,250			2,287,967
Interest-bearing liabilities:
NOW and savings deposits	190,390	515	0.36	105,139	158	0.20
Money market deposits	1,144,337	7,706	0.90	651,158	1,143	0.23
Time deposits	443,632	2,266	0.68	506,445	1,578	0.42
Total interest-bearing deposits	1,778,359	10,487	0.79	1,262,742	2,879	0.30
Borrowings	363,170	2,127	0.78	141,435	457	0.43
Total interest-bearing liabilities	2,141,529	12,614	0.79	1,404,177	3,336	0.32
Noninterest-bearing liabilities:
Noninterest-bearing deposits	600,045			548,844
Other noninterest-bearing liabilities	68,144			78,685
Total noninterest-bearing liabilities	668,189			627,529
Shareholders' equity	310,532			256,261
Total liabilities and shareholders' equity	$3,120,250			$2,287,967
Net interest income		$90,661			$74,548
Net interest spread			3.86			4.47
Net interest margin			4.08			4.59

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$51,300	1.7%	$45,042	1.6%	$38,683	1.6%	$38,857	1.6%	$64,140	2.7%
Commercial Real Estate	608,700	20.4	581,234	20.9	567,031	22.5	520,488	20.7	503,417	21.2
Commercial and Industrial	52,693	1.8	57,843	2.1	66,073	2.6	73,072	2.9	82,099	3.5
Residential Real Estate	2,274,679	76.1	2,092,952	75.4	1,846,434	73.3	1,879,012	74.8	1,718,593	72.6
Consumer and other	198	—	165	—	130	—	79	—	238	—
Gross loans	$2,987,570	100.0%	$2,777,236	100.0%	$2,518,351	100.0%	$2,511,508	100.0%	$2,368,487	100.0%
Unearned income	(9,252)		(7,216)		(6,051)		(6,438)		(6,782)
Allowance for loan losses	(14,982)		(16,678)		(16,674)		(16,952)		(16,445)
Net loans	$2,963,336		$2,753,342		$2,495,626		$2,488,118		$2,345,260

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Nonaccrual loans	$17,700	$19,966	$9,506	$8,759	$5,955
Past due loans 90 days or more and still accruing	—	—	—	342	—
Accruing troubled debt restructured loans	10,437	10,474	2,901	2,697	2,726
Total non-performing loans	28,137	30,440	12,407	11,798	8,681
Other real estate owned	4,328	3,562	3,562	3,618	4,374
Total non-performing assets	$32,465	$34,002	$15,969	$15,416	$13,055

Nonperforming loans to gross loans	0.94%	1.10%	0.49%	0.47%	0.37%
Nonperforming assets to total assets	0.97	1.07	0.51	0.50	0.47
Allowance for loan losses to non-performing loans	53.25	54.79	134.39	143.69	189.44

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Balance, beginning of period	$16,678	$16,674	$16,952	$16,445	$13,860	$16,952	$10,135
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(1)	(2)	(2)	39	(4)	(5)	16
Commercial and industrial	(6)	(2)	389	—	—	381	64
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	—	(5)	—	(2)	(5)	(7)
Total net charge-offs/(recoveries)	(7)	(4)	382	39	(6)	371	73
Provision for loan losses	(1,703)	—	104	546	2,579	(1,599)	6,383
Balance, end of period	$14,982	$16,678	$16,674	$16,952	$16,445	$14,982	$16,445
Total loans at end of period	$2,987,570	$2,777,236	$2,518,351	$2,511,508	$2,368,487	$2,987,570	$2,368,487
Average loans(1)	$2,891,934	$2,597,019	$2,533,254	$2,453,402	$2,241,207	$2,678,474	$1,993,270
Net charge-offs to average loans	0.00%	0.00%	0.06%	0.01%	0.00%	0.02%	0.00%
Allowance for loan losses to total loans	0.50	0.60	0.66	0.67	0.69	0.50	0.69

(1)	Excludes loans held for sale